EXHIBIT 32.01

CERTIFICATION BY CHIEF EXECUTIVE OFFICER

         I, Bruce Cleland, the Chief Executive Officer of Campbell & Company, Inc. as general partner of Campbell Strategic Allocation Fund, L.P., certify that (i) the Form 10K for the year ended December 31, 2003 of Campbell Strategic Allocation Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10K for the year ended December 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of Campbell Strategic Allocation Fund, L.P.

                                  CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                                  By: Campbell & Company, Inc., general partner

                                  By: /s/ Bruce L. Cleland
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                                  Bruce L. Cleland
                                  Chief Executive Officer
                                  March 24, 2004

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